Exhibit 99.1

Vigil Neuroscience Announces Interim Topline Results from its Ongoing Phase 1 Clinical Trial Evaluating VGL101 in Healthy Volunteers Supporting Phase 2 Initiation in ALSP

– VGL101 demonstrated favorable safety, tolerability and PK profiles in single ascending dose and multiple ascending dose cohorts -

– VGL101 achieved dose dependent, robust and durable decreases in CSF sTREM2 demonstrating proof of target engagement further validating its mechanism of action –

– On track to initiate Phase 2 trial with a 20 mg/kg dose of VGL101 in ALSP patients this quarter–

– Company to host conference call today at 8:00 a.m. ET–

CAMBRIDGE, Mass., November 2, 2022 (GLOBE NEWSWIRE) — Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced interim topline results from its ongoing Phase 1 clinical trial of VGL101, its lead product candidate, in healthy volunteers. These interim data support the initiation of a Phase 2 proof-of-concept trial in patients with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP) with a 20 mg/kg dose.

“We are very excited by the overall clinical profile of VGL101 seen to date and the progress our team has made in advancing this important program in less than one year’s time,” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “These interim data, alongside the anticipated initiation of the Phase 2 proof-of-concept trial in ALSP patients this quarter, are key milestones in the development of VGL101 for which we expect important data readouts in 2023.”

“Initiation of the Phase 2 trial will mark an important milestone for the ALSP community as it will be the first ever interventional trial in this underserved patient population. With this interim Phase 1 dataset, we demonstrated that VGL101 is safe, well tolerated, brain penetrant, and produces robust and durable reductions in sTREM2, validating its mechanism of action,” said Spyros Papapetropoulos, M.D., Ph.D., Chief Medical Officer of Vigil. “This interim Phase 1 dataset, combined with VGL101’s ability to rescue ALSP-like phenotypes in human microglia in our preclinical studies, gives us increased confidence in the therapeutic potential of VGL101 as we move toward Phase 2 clinical evaluation in patients.”

This ongoing trial is a Phase 1 single and multiple ascending dose trial to assess the safety, tolerability, pharmacokinetics (PK) and pharmacodynamics (PD) of VGL101. As of October 7, 2022, the trial had enrolled 82 healthy volunteers who received either VGL101 (n=68) at doses of 1, 3, 10, 20, 30 or 40 mg/kg or placebo (n=14). VGL101 was found to be safe and well-tolerated across both the SAD and MAD cohorts dosed.

Interim topline results from the ongoing Phase 1 trial of VGL101 include the following:

•	All adverse events (AEs) were mild in severity with the exception of one moderate AE of dizziness, and all AEs resolved without intervention. No serious adverse events have been reported to date.

•	VGL101 showed dose proportional PK with a favorable half-life and brain penetration.

•

VGL101 achieved dose dependent, durable decreases in levels of sTREM2 in the cerebrospinal fluid (CSF) demonstrating proof of target engagement. VGL101 20 mg/kg repeat dosing was associated with robust reduction in sTREM2 levels and decreases were still observed 28 days after the third and final dose. VGL101 is the first antibody reported to demonstrate durability of TREM2 engagement in a clinical setting.

•	VGL101 shows durable increases in sCSF1R levels in the CSF after repeat dosing.

•

The Company continues to dose escalate in its Phase 1 trial in healthy volunteers and has been cleared to initiate a 60 mg/kg cohort in Australia. The Company expects to provide the final data analysis at a future medical conference.

•	Vigil is on track to initiate the VGL101 Phase 2 trial in ALSP patients with a 20 mg/kg dose this quarter.

Conference Call Information

Vigil will host a conference call and webcast today, November 2, at 8:00 a.m. ET to discuss the interim topline results from its Phase 1 trial of VGL101 in healthy volunteers. The live webcast and accompanying slides can be accessed on the Investors section of the Vigil Neuroscience website at https://investors.vigilneuro.com/news-events/events-presentations. To access the call by phone, participants should visit this registration link to receive dial-in details. A replay of the webcast will be available in the same section of the Company’s website for approximately 90 days.

About VGL101

VGL101, Vigil’s lead product candidate, is a fully human monoclonal antibody agonist targeting human triggering receptor expressed on myeloid cells 2 (TREM2), which is responsible for maintaining microglial cell function. TREM2 deficiency is believed to be a driver of certain neurodegenerative diseases. VGL101 is in development for the treatment of rare microgliopathies, such as adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP), as well as other neurodegenerative diseases for which TREM2 and/or microglia deficiency is believed to be a key driver of disease pathway.

About Vigil Neuroscience

Vigil Neuroscience is a clinical-stage, microglia-focused therapeutics company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. We are utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in our efforts to develop precision-based therapies to improve the lives of patients and their families.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience’s (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: beliefs about the interim data for VGL101 and plans, timing and dosing for initiation of the Phase 2 trial; expectations for data readouts in 2023; the impact of such developments on the ALSP community and beliefs about the patient population; and beliefs about the therapeutic potential of VGL101. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in conducting and reporting data analyses; the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results and data from preclinical and clinical studies; the timing of the Company’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate additional clinical trials; whether results from preclinical studies and early interim data will be predictive of the results of later preclinical studies and data readouts, and other clinical trials; the Company’s ability to initiate and complete its current and expected clinical trials and its ability to work with the FDA to successfully remove the partial clinical hold; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the COVID-19 pandemic on its business and operations; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s IPO registration statement, its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and in any subsequent filings it may make with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Investor Contact:

Sarah Carmody

scarmody@vigilneuro.com

Media Contact:

Megan McGrath

MacDougall Advisors

mmcgrath@macdougall.bio

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